Exhibit (a)(xxix)

WILLIAM BLAIR FUNDS

Written Instrument Establishing and Designating Class R6 Shares of the

William Blair Growth Fund

William Blair Large Cap Growth Fund

William Blair Mid Cap Growth Fund

William Blair Small-Mid Cap Growth Fund

William Blair Small-Mid Cap Value Fund

William Blair Small Cap Growth Fund

William Blair Small Cap Value Fund

William Blair International Developed Plus Fund

William Blair International Growth Fund

William Blair Income Fund

February 20, 2019

The undersigned, being a majority of the Trustees of the William Blair Funds (the “Trust”), a statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999, as amended (the “Declaration of Trust”) do hereby amend the Declaration of Trust as set forth below.

WHEREAS, the Board of Trustees of the Trust, pursuant to Section 6.3 of the Declaration of Trust, has previously established and designated Class N shares and Class I shares interests of the William Blair Growth Fund, William Blair Large Cap Growth Fund, William Blair Mid Cap Growth Fund, William Blair Small-Mid Cap Growth Fund, William Blair Small-Mid Cap Value Fund, William Blair Small Cap Growth Fund, William Blair Small Cap Value Fund, William Blair International Developed Plus Fund, William Blair International Growth Fund and William Blair Income Fund.

RESOLVED, that the Board of Trustees of the Trust, pursuant to Section 6.3(b) of Article VI of the Declaration of Trust, does hereby establish a third class of shares designated as Class R6 of each of the William Blair Growth Fund, William Blair Large Cap Growth Fund, William Blair Mid Cap Growth Fund, William Blair Small-Mid Cap Growth Fund, William Blair Small-Mid Cap Value Fund, William Blair Small Cap Growth Fund, William Blair Small Cap Value Fund, William Blair International Developed Plus Fund, William Blair International Growth Fund and William Blair Income Fund;

FURTHER RESOLVED, that the relative rights and preferences of the Class R6 Shares of each such series shall be the same as the relative rights and preferences of the Class N and Class I Shares of such series, as applicable, as set forth in the Declaration of Trust and shall be subject always to the Declaration of Trust, the Delaware Statutory Trust Act, and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

FURTHER RESOLVED, that this instrument shall constitute an amendment to the Declaration of Trust, in accordance with Section 6.3(b) of Article VI thereof, and shall be effective as of the date first written above.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have signed these presents in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ Vann A. Avedisian	/s/ Donald J. Reaves
Vann A. Avedisian	Donald J. Reaves

/s/ Kathleen T. Barr	/s/ Arthur J. Simon
Kathleen T. Barr	Arthur J. Simon

/s/ Stephanie G. Braming	/s/ Thomas J. Skelly
Stephanie G. Braming	Thomas J. Skelly

/s/ Daniel N. Leib	/s/ Steven R. Zenz
Daniel N. Leib	Steven R. Zenz